As filed with the Securities and Exchange Commission on January 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Foresight Autonomous Holdings Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Golda Meir, Ness Ziona, 7414001 Israel

(Address of Principal Executive Offices)

Foresight Autonomous Holdings Ltd. 2024 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

302-738-6680

(Name, address and telephone number of agent for service)

COPIES TO:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212)-660-3000	Gregory Irgo, Adv. Ido Zaborof, Adv. Lipa Meir & Co 2 Weitzman St Tel Aviv 6423902, Israel (972) 3-607-0690

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 30,000,000 additional Ordinary Shares of Foresight Autonomous Holdings Ltd., the “Registrant” or the “Company,” to be reserved for issuance under the Foresight Autonomous Holdings Ltd. 2024 Share Incentive Plan, or the “Plan,” which are in addition to the 9,428,571 Ordinary Shares under the Plan registered on the Company’s Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the “Commission,” on July 12, 2024 (Commission File No. 333- 280778), or the “Prior Registration Statement.”

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The increase in the number of Ordinary Shares authorized for issuance under the Plan was approved by the board of directors of the Company on January 21, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees of the Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the “Securities Act,” in accordance with the rules and regulations of the United States Securities and Exchange Commission, or the “Commission.” Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 24, 2025;

(b)	The Registrant’s Reports on Form 6-K furnished to the Commission on March 28, 2025, April 10, 2025, May 14, 2025, May 19, 2025 (with respect to the first, second, and fourth paragraphs and the section entitled “Forward-Looking Statements” of the press release attached as Exhibit 99.1), July 7, 2025, July 9, 2025 (with respect to the first five paragraphs and the section entitled “Forward-Looking Statements” of the press release attached as Exhibit 99.1), July 18, 2025, August 4, 2025 (with respect to the first, third, fourth and fifth paragraphs and the section entitled “Forward-Looking Statements” of the press release attached as Exhibit 99.1), August 11, 2025, August 15, 2025, August 18, 2025 (with respect to the section titled “Second Quarter Corporate Highlights,” the first two paragraphs of the section titled “First Half 2025 Corporate Highlights,” the sections titled “Second Quarter 2025 Financial Results,” “First Half 2025 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements,” and the GAAP financial statements in the press release attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3), August 19, 2025, August 26, 2025 (with respect to the first two paragraphs and the section entitled “Forward-Looking Statements” of the press release attached as Exhibit 99.1), September 2, 2025, September 10, 2025, November 10, 2025 (with respect to the first four paragraphs and the section entitled “Forward-Looking Statements” of the press release attached as Exhibit 99.1), November 20, 2025 (with respect to the first five paragraphs and the section entitled “Forward-Looking Statements” of the press release attached as Exhibit 99.1), November 21, 2025, November 25, 2025 and December 4, 2025; December 23, 2025; December 29, 2025; and January 20, 2026; and

(c)	The description of the Company’s Ordinary Shares and ADSs contained in the Company’s registration statement on Form 20-F (File No. 001-38094), filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as amended by Exhibit 2.2 to the 2024 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

4.1	Articles of Association of Foresight Autonomous Holdings Ltd. (unofficial English translation from Hebrew original), filed as part of Exhibit 99.1.1 to Form 6-K filed on August 16, 2019, and incorporated herein by reference.

5.1*	Opinion of Lipa Meir & Co.

23.1*	Consent of Brightman Almagor Zohar & Co. Certified Public Accountants A Firm in the Deloitte Global Network.

23.2*	Consent of Lipa Meir & Co (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature page)

99.1	Foresight Autonomous Holdings Ltd. (2024) Share Incentive Plan, filed as Exhibit 99.1 to Form 6-K, filed on July 12, 2024, and incorporated herein by reference.

107*	Filing Fee Table

*	filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel, on January 30, 2026.

FORESIGHT AUTONOMOUS HOLDINGS LTD.

By:	/s/ Haim Siboni
Name:	Haim Siboni
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Foresight Autonomous Holdings Ltd., hereby severally constitute and appoint Haim Siboni and Eli Yoresh, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haim Siboni	Chief Executive Officer and Chairman of the Board	January 30, 2026
Haim Siboni	(principal executive officer)

/s/ Eli Yoresh	Chief Financial Officer	January 30, 2026
Eli Yoresh	(principal financial officer and principal accounting officer)

/s/ Ehud Aharoni	Director	January 30, 2026
Ehud Aharoni

/s/ Daniel Avidan	Director	January 30, 2026
Daniel Avidan

/s/ Zeev Levenberg	Director	January 30, 2026
Zeev Levenberg

/s/ Vered Raz-Avayo	Director	January 30, 2026
Vered Raz-Avayo

/s/ Moshe Scherf	Director	January 30, 2026
Moshe Scherf

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Foresight Autonomous Holdings Ltd., has signed this Registration Statement on Form S-8 on January 30, 2026.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

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